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                                                               Exhibit 4.12

                              TENTH AMENDMENT

                                     TO

                  REVOLVING CREDIT AND TERM LOAN AGREEMENT

                   DATED AS OF APRIL 18, 1997, AS AMENDED

                                BY AND AMONG

                        NIAGARA LASALLE CORPORATION
                    (FORMERLY NIAGARA COLD DRAWN CORP.)

                           LASALLE STEEL COMPANY

                                    AND

                  MANUFACTURERS AND TRADERS TRUST COMPANY

                                 CIBC INC.

                          NATIONAL BANK OF CANADA

                      CITIZENS BUSINESS CREDIT COMPANY

                THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                    AND

             MANUFACTURERS AND TRADERS TRUST COMPANY, AS AGENT
                 ------------------------------------------

                     Effective as of December 31, 2001



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                  WHEREAS, NIAGARA LASALLE CORPORATION (formerly NIAGARA
COLD DRAWN CORP.), a Delaware corporation, having its principal office at 110 Hopkins Street, Buffalo, New York ("NCDC"), LASALLE STEEL COMPANY, a Delaware corporation, having its principal office at 1412 150th Street, Hammond, Indiana ("LaSalle") (NCDC and LaSalle being collectively referred to as the "Borrowers", and individually as a "Borrower"), MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation having its principal office at One M&T Plaza, Buffalo, New York ("M&T") and CIBC INC., a Delaware banking corporation having its principal office at 425 Lexington Avenue, New York, New York ("CIBC") and M&T, as administrative, collateral and documentation agent (M&T to be referred to in such capacity as "Agent"), are parties to a Revolving Credit and Term Loan Agreement dated as of April 18, 1997 (the "Original Agreement", and as subsequently amended as discussed below, the "Credit Agreement"); and

                  WHEREAS, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey mutual insurance company having an office at One Gateway Center, Newark, New Jersey ("Prudential"), NATIONAL BANK OF CANADA, a Canadian chartered bank having a domestic branch at 125 West 55th Street, New York, New York ("NBC"), and CITIZENS BUSINESS CREDIT COMPANY ("Citizens"), having an office at Six PPG Place, Suite 820, Pittsburgh, Pennsylvania, became parties to the Original Agreement by assignment of portions of the credit commitments of various parties thereto (M&T, CIBC, Citizens, Prudential and NBC being collectively referred to herein as the "Banks", and individually as a "Bank"); and

                  WHEREAS, the Original Agreement was amended by a First Amendment dated as of September 4, 1997 for the purpose, among other things, of providing "Swingline Loans" (as described in the First
Amendment) under the credit facilities provided in the Original Agreement;
and

                  WHEREAS, the Credit Agreement was further amended by a Second Amendment dated as of December 31, 1997 for the purpose, among other things, of permitting the Borrowers to apply the "1993 Warrant Forced Exercise Net Proceeds Amount" to the repayment of the outstanding and unpaid principal amount of the "Revolving Credit Note" (as such terms are defined in the Credit Agreement), and to revise the terms of the Credit Agreement with respect to dividends; and

                  WHEREAS, the Credit Agreement was further amended with a Third Amendment effective as of May 15, 1998 for the purpose, among other things, of reducing the interest payable with respect to "LIBOR Rate Loans" (as defined in the Credit Agreement), and to provide for the further reduction of the interest payable with respect to LIBOR Rate Loans upon the conclusion of a new collective bargaining agreement with LaSalle's hourly employees in Hammond, Indiana; and

                  WHEREAS, the Credit Agreement was further amended by a Fourth Amendment effective as of December 1, 1998 for the purpose, among other things, of increasing by One Million Dollars ($1,000,000) the amount of permitted "Capital Expenditures" (as defined in the Credit Agreement) that may be made by the Borrowers in any "Fiscal Year" (as defined in the Credit Agreement); and

                  WHEREAS, the Credit Agreement was further amended by a Fifth Amendment effective as of May 21, 1999, to, among other things, (a) waive the requirement for mandatory repayment of principal from "Excess Cash Flow" (as defined in the Credit Agreement) for the Fiscal Year ended December 31, 1998, and (b) in connection with a proposed business acquisition by a UK subsidiary of Niagara Corporation, permit the Borrowers to provide guaranties to certain banks providing standby letters of credit to support acquisition financing to such UK subsidiary; and

                  WHEREAS, the Credit Agreement was further amended by a Sixth Amendment effective as of December 31, 1999 for the purpose of: (a) reducing the required ratio of Consolidated Current Assets to Consolidated Current Liabilities, (b) changing the definition of "Majority Banks"; (c) clarifying the requirement that the consent of the Majority Banks is required in connection with any amendment or waiver of any provision of the Credit Agreement; and (d) extending the termination date of the Revolving Credit Commitment and the Revolving Credit Note to April 17, 2001; and

                  WHEREAS, the Credit Agreement was further amended by a Seventh Amendment effective as of March 31, 2000 to increase the aggregate amount of all payments under all Capitalized Leases and payments under operating leases, equipment leases or other leases of real or personal property that may be made by Borrowers and their Subsidiaries in any Fiscal Year without the prior written consent of the Agent from $800,000 to $2,000,000; and

                  WHEREAS, the Credit Agreement was further amended by an Eighth Amendment effective as of June 8, 2000 to extend the termination date of the Revolving Credit Commitment and the Revolving Credit Note to April 18, 2002; and

                  WHEREAS, the Credit Agreement was further amended by a Ninth Amendment effective as of June 28, 2001 for the purpose of: (a) extending the termination date of the Revolving Credit Commitment and the Revolving Credit Note to December 31, 2002, (b) increasing the interest payable with respect to "LIBOR Rate Loans" (as defined in the Credit Agreement), and (c) clarifying that the limitation on the amount that may be provided to Niagara Corporation (the parent company of the Borrowers) as a dividend is intended to include the proceeds of loans made under the Revolving Credit Facility that may be advanced to Niagara Corporation; and

                  WHEREAS, the Borrowers have requested that the Agent and the Banks further amend the Credit Agreement for the purpose of, among other things: (a) extending the termination date of the Revolving Credit Commitment and the Revolving Credit Note to July 31, 2003, (b) increasing the interest payable with respect to the "Loans" (as such terms is defined in the Credit Agreement), and (c) reducing the required ratio of Consolidated Current Assets to Consolidated Current Liabilities.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Each reference to the date "December 31, 2002" in the definition of "Revolving Credit Termination Date" contained in Subsection
1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the date "July 31, 2003".

         2. The definition of "Adjusted Prime Rate" contained in Subsection
1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "Adjusted Prime Rate": means (a) with respect to any Revolving Credit Loan, the Prime Rate plus 75 basis points, and
          (b) with respect to the Term Loan, the Prime Rate plus 100 basis points.

         3. The definition of "LIBOR Increment" contained in Subsection 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "LIBOR Increment": means with respect to (a) the Revolving Credit Loan, 250 basis points, and (b) the Term Loan, 285 basis points.

         4. Subsection 6.3(b) is hereby amended to read in its entirety as follows:

         "Permit, as of the last day of any calendar quarter, the ratio of Consolidated Current Assets to Consolidated Current Liabilities of the Borrowers to be less than 1.4 to 1.0; and"

         5. This Tenth Amendment shall be effective as of December 31,
2001.

         6. All capitalized terms used herein (including the introductory recitations above), unless otherwise defined herein, have the same meaning provided therefor in the Credit Agreement.

         7. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Credit Agreement or any of the documents referred to therein, or (b) prejudice any right or rights which the Agent or any Bank may now have or may have in the future under or in connection with the Credit Agreement or any documents referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or in any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Credit Agreement as modified by all amendments thereto, including this Tenth Amendment.

         8. The Borrowers hereby represent and warrant, jointly and severally, that upon giving effect to the terms and provisions of this Tenth Amendment no default or Event of Default shall have occurred and be continuing under the terms of the Credit Agreement.

         9. This Tenth Amendment may be executed by one or more of the parties to this Tenth Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be duly executed and delivered by their respective duly authorized officers.

                                 NIAGARA LASALLE CORPORATION


                                 By:    /s/ Raymond Rozanski
                                        -----------------------------
                                 Name:   Raymond Rozanski
                                 Title:  Executive Vice President


                                 LASALLE STEEL COMPANY


                                 By:     /s/ Raymond Rozanski
                                        ------------------------------
                                 Name:   Raymond Rozanski
                                 Title:  Executive Vice President


                                 MANUFACTURERS AND TRADERS TRUST COMPANY


                                 By:     /s/ Robert J. Kush
                                         -----------------------------
                                 Name:   Robert J. Kush
                                 Title:  Vice President


                                 CIBC INC.


                                 By:     /s/ Lindsay Gordon
                                         -----------------------------
                                 Name:   Lindsay Gordon
                                 Title:  Executive Director
                                         CIBC World Markets Corp. As Agent


                                 CITIZENS BUSINESS CREDIT COMPANY


                                 By:     /s/ Donald A. Cmar
                                         --------------------------------
                                 Name:   Donald A. Cmar
                                 Title:  Vice President


                                 THE PRUDENTIAL INSURANCE COMPANY OF
                                 AMERICA


                                 By:________________________________
                                 Name:
                                 Title:


                                 NATIONAL BANK OF CANADA


                                 By:     /s/ Timothy J. Lohn
                                         -----------------------------
                                 Name:   Timothy J. Lohn
                                 Title:  Vice President


                                 By:     /s/ Mark Dzimian
                                         ------------------------------
                                 Name:   Mark Dzimian
                                 Title:  Assistant Vice President


                                 MANUFACTURERS AND TRADERS TRUST
                                 COMPANY, AS AGENT


                                 By:     /s/ Robert J. Kush
                                         -----------------------------
                                 Name:   Robert J. Kush
                                 Title:  Vice President


ACKNOWLEDGMENT
By executing below, Niagara Corporation hereby consents and agrees to the terms and conditions contained in this Tenth Amendment and hereby reaffirms its obligations and liabilities pursuant to the terms of the Unconditional and Continuing Guaranty Agreement by and between Niagara Corporation and Manufacturers and Traders Trust Company, as Agent dated as of April 18, 1997:

NIAGARA CORPORATION

By:     /s/ Marc J. Segalman
        -------------------------------
Name:   Marc J. Segalman
Title:  Vice President